FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into this 26TH day of June,1995, by and between PATTEN
CORPORATION,  a  Massachusetts  corporation,  with its  chief  executive  office located  at 5295  Town  Center  Road,  Suite  400,  Boca  Raton,  Florida  33486
("Patten"), PATTEN CORPORATION WEST, a Delaware corporation, with its chief executive office located at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486 ("Patten/West") and FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 11111 Santa Monica Boulevard, Suits 1500, Los Angeles, California 90025-3333 ("Foothill"), and in made with reference to the following facts:

                              W I T N E S S E T H:


     WHEREAS, on or about October 29, 1993, Foothill and Patten entered into that certain Loan and Security Agreement which provided for borrowings from time to time by Patten and pledges of various security interests to secure the repayments of such borrowings, all on the terms and conditions set forth therein; and

     WHEREAS, on or about December 23, 1993, Patten and Foothill entered into that certain First Amendment to Loan Agreement; and WHEREAS, on or about
February 16, 1995, Patten and Borrower entered into that certain Second Amendment to Loan Agreement; and

     WHEREAS, on or about March 28, 1995, Patten and Foothill entered into that certain Third AmendMent to Loan Agreement (the Loan Agreement, as amended by the First, Second, and Third Amendments in hereinafter referred to as the "Loan Agreement); and

     WHEREAS, Patten, Patten/West, and Foothill desire to amend the Loan Agreement to provide, inter alia, that Patten/West will become a co-borrower under the Loan Agreement, that it will pledge certain real property owned by it in the County of La Plata, State of Colorado, and certain other terms and conditions, more specifically set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.  The   definition  of  Borrower  shall  be  amended  to  include  Patten
Corporation West, a Delaware Corporation.

     2. The definition of Collateral shall be amended to include, after the phrase "The Shawmut Funds", the phrase "the Water Rights".

     3. There shall be added a new definition, as follows:

     "Water Rights" means all of Borrower's water rights with respect to its developments in La Platta County, Colorado, including, without limitation, appurtenant, riparian, or otherwise, and also including those evidenced by that certain Water Supply Agreement dated as of December 14, 1994, entered into between Patten Corporation West and Lake Durango Water Supply, Inc. a Colorado corporations

     4. There shall be added a new Section 5.19, and follows:

     "5.19 InterCompany indebtedness. An of June 15, 1995, Patten Corporation Went is indebted to Patten Corporation in the sum of Three Million Six Hundred Eighty Seven Thousand One Hundred Dollars ($3,687,100)."

     5. Except as expressly modified herein, the Loan Agreement remains in full force and effect and is reaffirmed by the parties hereto. By execution below, Patten Corporation West in a co-borrower under the Loan Agreement, and its execution binds it to all of the terms, conditions, and restrictions set forth in the Loan Agreement as a Borrower.

                  Patten

                  PATTEN CORPORATION
                  a Massachusetts Corporation

                  By Patrick Rondeau

                  "Patten/West"

                  PATTEN CORPORATION WEST,
                  a Delaware corporation

                  by:  Patrick Rondeau

                  "Foothill"

                  FOOTHILL CAPITAL CORPORATION
                  a California corporation

                  by  Rhonda Foreman